CONTACTS:	Financial analysts Michael Doherty +1-949-673-1907 mdoherty@trestlecorp.com	Media Tim Cox / Zing Public Relations +1-650-369-7784 tim@zingpr.com
Exhibit 99.1

TRESTLE ANNOUNCES CAPITAL RAISING

IRVINE, CA, December 27, 2004 - Trestle Holdings (OTCBB:TLHO) announced that it has closed the first tranche of its private placement to institutional and accredited investors. The placement amount is authorized up to $3.5 million. The placement is a unit offering, with each unit consisting of one share of the Company’s common stock and a warrant to purchase 0.75 shares of common stock. The units are priced at $1.75 and each warrant is exercisable for whole shares only at $1.75 per share. The Company intends to use proceeds of the offering for working capital, including in connection with its previously announced services business and its proposed acquisition of Interscope Technologies.

The Company has completed the sale of 1,142,858 units resulting in gross proceeds of $2.0 million to the Company. The units sold by the Company have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an available exemption from registration. The Company has agreed to file a resale registration statement for purpose of registering for resale the shares of common stock forming the units, including the common stock underlying the warrants, not later than January 31, 2005.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be a sale of any securities in any jurisdiction in which such offering would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Trestle Holdings Inc.
Trestle Holdings develops and sells digital imaging and telemedicine applications to the life sciences markets. The company's products link geographically dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, enables improved pre-clinical and clinical phases of research and development for new drugs, and enhances patient care.

Trestle’s digital imaging products have the potential to transform the pathologist’s work environment by capturing digital images of tissue samples and enabling the sharing, archiving, and analysis of these images. The company's live microscopy products enable multiple physicians and scientists to remotely view, navigate, and share high-fidelity microscope images at sub-micron resolution over standard Internet connections in real time. The company’s slide scanning and imaging products perform high-speed whole-glass slide digitization for virtual microscopy applications. These slide scanning products facilitate image analysis, data management, digital workflow and data association applications for clinical and research customers. For example, for pharmaceutical companies, Trestle’s products enable improvements to the pre-clinical and clinical phases of research and development through better capture, management and analysis of tissue sample information.

Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies. Trestle’s integrated telemedicine products allow scientists, physicians and other medical professionals around the world to service more patients. Trestle’s telemedicine products use proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment of patients through real-time integration of voice, video, medical devices, and patient data. www.trestlecorp.com

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SAFE HARBOR STATEMENT
This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "objectives," "anticipates," "intends," "targets," "projections," or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.